EXHIBIT 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST

INDENTURE ACT OF 1939 OF A CORPORATION

DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)

HSBC Bank USA, National Association

(Exact name of trustee as specified in its charter)

N/A	20-1177241
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

90 Christiana Road New Castle, Delaware	19702
(Address of principal executive offices)	(Zip Code)

Warren L. Tischler, SVP

HSBC Bank USA, National Association

452 Fifth Avenue

New York, New York 10018-2706

Tel: (212) 525-1311

(Name, address and telephone number of agent for service)

CBD MEDIA HOLDINGS LLC

CBD HOLDINGS FINANCE, INC.

(Exact name of obligor as specified in its charter)

Delaware	03-0395275 (CBD Media Holdings LLC) 20-1854810 (CBD Holdings Finance, Inc.)
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

312 Plum Street, Suite 900 Cincinnati, Ohio (513) 397-6794	45202
(Address of principal executive offices)	(Zip Code)

9 1/4% Senior Exchange Notes due July 15, 2012

(Title of Indenture Securities)

General

Item 1. General Information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervisory authority to which it is subject.

Comptroller of the Currency, New York, NY.

Federal Deposit Insurance Corporation, Washington, D.C.

Board of Governors of the Federal Reserve System, Washington, D.C.

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None

Item 3-15. Not Applicable

Item 16. List of Exhibits

Exhibit

T1A(i)	(1)	Copy of the Articles of Association of HSBC Bank USA, National Association.

T1A(ii)	(1)	Certificate of the Comptroller of the Currency dated July 1, 2004 as to the authority of HSBC Bank USA, National Association to commence business.

T1A(iii)		Certificate of Fiduciary Powers dated August 18, 2004 for HSBC Bank USA, National Association

T1A(iv)	(1)	Copy of the existing By-Laws of HSBC Bank USA, National Association.

T1A(v)		Not applicable.

T1A(vi)		Consent of HSBC Bank USA, National Association required by Section 321(b) of the Trust Indenture Act of 1939.

T1A(vii)		Copy of the latest report of condition of the trustee (June 30, 2004), published pursuant to law or the requirement of its supervisory or examining authority.

T1A(viii)		Not applicable.

T1A(ix)		Not applicable.

(1)	Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-118523 and incorporated herein by reference thereto.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HSBC Bank USA, National Association a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 10th day of December, 2004.

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Deirdra N. Ross
Deirdra N. Ross
Assistant Vice President

Exhibit T1A (vii)

Board of Governors of the Federal Reserve System
OMB Number: 7100-0036
Federal Deposit Insurance Corporation
OMB Number: 3064-0052
Office of the Comptroller of the Currency
OMB Number: 1557-0081

Federal Financial Institutions Examination Council	Expires March 31, 2007

Please refer to page i, 1
Table of Contents, for
the required disclosure
of estimated burden.

Consolidated Reports of Condition and Income for

A Bank With Domestic and Foreign Offices—FFIEC 031

(20040630)
Report at the close of business June 30, 2004	(RCRI 9999)

This report is required by law; 12 U.S.C. §324 (State member banks); 12 U.S.C. § 1817 (State nonmember banks); and 12 U.S.C. §161 (National banks).	This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.	The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

I,     Joseph R. Simpson, Controller

      Name and Title of Officer Authorized to Sign Report

Of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

/s/ Sal H. Alfieri Director (Trustee)

/s/ Joseph R. Simpson Signature of Officer Authorized to Sign Report	/s/ Bernard J. Kennedy Director (Trustee)

8/9/04 Date of Signature	/s/ Martin Glynn Director (Trustee)

Submission of Reports

Each Bank must prepare its Reports of Condition and Income either:

(a)    in electronic form and then file the computer data file directly with the banking agencies’ collection agent, Electronic Data System Corporation (EDS), by modem or computer diskette; or

b) in hard-copy (paper) form and arrange for another party to convert the paper report to automated for. That party (if other than EDS) must transmit the bank’s computer data file to EDS.

For electronic filing assistance, contact EDS Call report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, telephone (800) 255-1571.

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy f the completed report that the bank places in its files.

FDIC Certificate Number	0 0 5 8 9
(RCRI 9030)

http://WWW.BANKING.US.HSBC.COM Primary Internet Web Address of Bank (Home Page), if any (TEXT 4087) (Example: www.examplebank.com)	HSBC Bank USA, NATIONAL ASSOCIATION Legal Title of Bank (TEXT 9010)
Buffalo City (TEXT 9130)
	N.Y. State Abbrev. (TEXT 9200)	14203 ZIP Code (TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

REPORT OF CONDITION

Consolidated domestic subsidiaries

HSBC Bank USA, National Association	of Buffalo
Name of Bank	City

in the state of New York, at the close of business June 30, 2004

ASSETS

		Thousands of dollars
Cash and balances due from depository institutions:
a. Non-interest-bearing balances currency and coin		$3,073,246
b. Interest-bearing balances		1,572,569
Held-to-maturity securities		3,978,492
Available-for-sale securities		13,371,662
Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold in domestic offices		950,000
b. Securities purchased under agreements to resell		2,776,306
Loans and lease financing receivables:
Loans and leases held for sale		$1,595,838
Loans and leases net of unearned income	$60,222,052
LESS: Allowance for loan and lease losses	346,538
Loans and lease, net of unearned income, allowance, and reserve		$59,875,514
Trading assets		15,455,724
Premises and fixed assets		635,398
Other real estate owned		14,384
Investments in unconsolidated subsidiaries		266,145
Customers’ liability to this bank on acceptances outstanding		73,749
Intangible assets: Goodwill		2,158,554
Intangible assets: Other intangible assets		479,931
Other assets		4,027,881
Total assets		110,305,393

LIABILITIES

Deposits:
In domestic offices		52,783,034
Non-interest-bearing	7,064,064
Interest-bearing	45,718,970
In foreign offices		22,640,665
Non-interest-bearing	531,870
Interest-bearing	22,108,795

Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased in domestic offices		980,040
b. Securities sold under agreements to repurchase		1,692,588

Trading Liabilities		10,960,317
Other borrowed money		6,717,295
Bank’s liability on acceptances		73,749
Subordinated notes and debentures		2,542,616
Other liabilities		3,519,689

Total liabilities		101,909,993

Minority Interests in consolidated Subsidiaries		294

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common Stock	205,000
Surplus	7,024,246
Retained earnings	1,352,592
Accumulated other comprehensive income	-186,732
Other equity capital components	0
Total equity capital	8,395,106
Total liabilities, minority interests and equity capital	110,305,393